Exhibit 3.2

                                                                               Territory of the British Virgin Islands

                                                                                  The BVI Business Companies Act, 2004

                                                                       MEMORANDUM AND ARTICLES

                                                                       OF ASSOCIATION

                                                                   OF

                                          LIVING 3D HOLDINGS LTD Incorporated this 23rd day of June, 2008

CCS MANAGEMENT LIMITED

Sea Meadow House, Blackburne Highway Road Town, Tortola

                                                                British Virgin Islands

                                                                 Tel: 1-284-494-8025

                                                           Fax: 1-284-494-8026  email: ccs@cayman-hk.com

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004

                   MEMORANDUM OF ASSOCIATION OF
                     LIVING 3D HOLDINGS LTD

A COMPANY LIMITED BY SHARES

1.          NAME

The name of the Company is LIVING 3D HOLDINGS LTD.

2.          INCORPORATION

The Company is incorporated as a company limited by shares.

3.          REGISTERED OFFICE

The  first registered office of the Company shall be situated at the office of the first  Registered Agent at CCS Management Limited, Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands.

4.          REGISTERED AGENT

The first registered agent of the Company shall be at CCS Management Limited, Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands.

5.          OBJECTS AND POWERS

(a)     The object for which the Company is incorporated is to engage without limitation in any act or activities which are not prohibited under any law for the time being in force in the British Virgin Islands.

(b)          The Company shall have full capacity, power, right, and privilege to:

(i) engage in any business or businesses whatsoever, or in any act or activities which are not prohibited under any law for the time being in force in the British Virgin Islands;

(ii)        carry on business with persons resident in the British Virgin

Islands;

(iii) carry on banking or trust business, pursuant to a license issued to it under the Banks and Trust Companies Act, 1990 and to act as trustee of a Virgin Islands Special Trust;

(iv) carry on business as an insurance company or as a reinsurance company, insurance agent, or insurance broker, pursuant to a license issued to it under the Insurance Act, 1994;

(v) carry on the business of company management pursuant to a license issued to it under the Company Management Act, 1990;

(vi)	act as a custodian of shares in a company incorporated under the laws of the British Virgin Islands, pursuant to a license issued to it under the Financial Services Commission Act, 2001:

(vii)	issue, cancel, and hold treasury shares, grant options over
unissued shares in the Company and treasury shares, issue
securities that are converted into shares, and give financial assistance to any person in connection with the acquisition of its own shares;

(viii)	issue debentures, guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge of any of its assets;

(ix)   protect the assets of the Company for the benefit of  the Company, its creditors and its members and, at the discretion of  the  directors, for any  person  having  a  direct  or  indirect interest in the Company;

(x)    buy, sell, underwrite, invest in, exchange or otherwise acquire and hold, manage, develop, deal with and turn to account any bonds, debentures, shares, (whether fully paid or not) stocks, options, commodities, futures, forward contracts, notes or securities of Governments, States, municipalities, public authorities or public or private limited or unlimited companies in any part of the world, precious metals,  gems, works of art and other articles  of value  and whether on  a cash or  margin basis and including short sales, and to lend money against the security of any of the aforementioned property;

(xi)   buy, own,  hold, subdivide,  lease,  sell, rent,  prepare  building sites, construct, reconstruct, alter, improve, decorate, furnish, operate,  maintain,  reclaim  or  otherwise  deal  with  and/or develop land and buildings and otherwise deal in real estate in all its branches,  make  advances  upon the security  of  land or houses or other  property or any interest  therein,  and whether

2

erected or in course of erection and whether on first mortgage or charge  or  subject   to  prior  mortgage  or  charge,  and  to develop land and buildings as may seem expedient to the Company;

(xii)   borrow or raise money  by the issue of debentures,  debenture stock (perpetual  or terminable), bonds, mortgages, or any other securities founded or based upon all or any of the assets or property  of  the  Company  or  without  any  such  security  and upon  such  terms  as to priority  or otherwise as the Company may think fit;

(xiii)	do all such other things as are incidental to, or which the
company may think conductive to the attainment of all the above objects, powers, rights and privileges.

(c)	For the purposes of section 9(4) of the Act, there are no limitations on the businesses that the Company may carry on.

6.	SHARES IN THE COMPANY

(1)           The Company shall be authorized to issue a maximum of 50,000 shares

(2)	The shares in the Company shall be issued in the currency of the United
States of America.

(3)	Shares in the Company shall be issued as registered shares only.

(4)	The shares may be divided into such number of classes and series as the directors or members may by resolution from time to time determine, and until so divided shall comprise one class and series.

(5)	The Company shall not be authorized to issue bearer shares; convert registered shares to bearer shares; nor exchange registered shares for bearer shares.

7.	DESIGNATIONS, RIGHTS, PRIVILEGES, RESTRICTIONS AND
CONDITIONS ATTACHING TO SHARES

The directors or members shall by resolution have the power to issue any class or series of shares that the Company is authorized to issue, with or subject to any designations,  powers,  preferences,  rights,  qualifications,  limitations  and restrictions.

8.	VARIATION OF CLASS RIGHTS

If at any time the number of shares which the Company is authorized to issue is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) shall whether or not the Company is being wound up, be varied by a resolution with the consent in writing of the holders of a majority in excess of 50% of the issued shares of that class and of the holders of not less than 30% of the issued shares of any other class of shares which may be affected by such variation.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

Rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of such further shares ranking part passu therewith.

10.	AMENDMENTS

(1)	The Company may by resolution of the members or resolution of the directors, amend this Memorandum of Association and the Articles of
Association of the Company.

(2)	Amendments to this Memorandum of Association and to the Articles of
Association may include changing the name of the Company; and
increasing the number of shares which the Company is authorized to issue.

(3)	No amendment may be made by a Resolution of Directors:

(i)	to restrict the rights or powers of members to amend the memorandum of association or the articles of association;

(ii)	to change the percentage of members required to pass a resolution of members to amend the memorandum of association or articles of association;

(iii)	to clauses 7, 8, 9, and 10 of this Memorandum;

(iv)	to prohibit members from amending the memorandum of
association or articles of association; and

(v)	to Regulations 122, 126 or 127 of the Articles of Association
of the Company.

(4) Where a resolution is passed to amend the memorandum or articles of Association, the ·Company shall file for registration with the Registrar of Corporate Affairs:

(i)	a notice of amendment in the approved form; or

(ii)	a restated memorandum or articles of association incorporating the amendments made.

We,  the  undersigned   Registered  Agent,  CCS  Management   Limited  of  Sea  Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands, for the purpose of  incorporating  a  BVI  Business  Company  under  the  BVI  Business  Companies  Act, hereby sign this Memorandum of Association the 23rd day of June, 2008.

Incorporator:

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

LIVING 3D HOLDINGS LTD

A COMPANY LIMITED BY SHARES

INTERPRETATION

1.	References in these Articles to the "Act" shall mean the BVI Business Companies Act,

2004, and shall include amendments to the Act and such regulations as may from time be made under the Act.

2.	(1) The following Regulations shall constitute the Articles of the Company.

(2)	In these Articles words and expressions defined in the Act shall have the same meaning.

(3)	Unless otherwise required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and the neuter genders.

(4)	References to "person” shall include corporations and all other entities which are capable of having a legal existence.

ISSUE OF SHARES AND VARIATION OF RIGHTS

3.	(1)Subject to the provisions of these Articles, the unissued shares of the Company shall be at the disposal of the directors who may offer, allot, grant options over, or otherwise dispose of them to such persons at such times and for such consideration, and upon such terms and conditions as the directors may determine.

(2)	Section 46 of the Act in respect of pre-emptive rights shall not apply to the issue,

allotment, transfer, purchase, redemption, or acquisition of shares in the Company.

(3)	The Company shall not be authorized to issue bearer shares; convert registered shares to bearer shares; or exchange registered shares for bearer shares.

(4)	The directors shall issue no shares for a consideration other than money, unless the directors have passed a resolution stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non money consideration for the issue is not less that the amount to be credited for the issue of the Shares.

4.	The directors may issue shares in the Company with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the directors may determine.

5.	The Company shall keep and maintain a register of members which shall contain the following:

(a)	the names and addresses of the persons who hold registered shares in the Company;

(b)	the number of each class and series of shares held by each shareholder;

(c)	the date on which the name of each shareholder was entered in the register of members; and

(d)	the date on which a person ceased to be a shareholder of the Company.

6.	(1)Every person whose name is entered as a member in the register of members, being the holder of shares and every person to whom a bearer share in the Company has been issued shall, without payment, be entitled to a certificate signed by two directors or two officers or by one director or one officer of the Company or under the common seal of the Company with or without the signature of any director or officer of the Company.

(2)	The certificate shall specify the share or shares held and the par value thereof (if any) provided that in respect of a share, or shares, held jointly by several persons, the

Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

(3)	If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require.

(4)	Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession-of such a certificate.

7.	A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

8.	The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications,

restrictions, rights and other attributes of a whole share of the same class or series of shares.

9.	The consideration in respect of the shares constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

10.	Subject to the provisions of the Act, shares may be issued on the terms that they are redeemable, or at the option of the company be liable to be redeemed on such terms and in such manner as the directors before or at any time of the issue of the shares may determine.

ACQUISITION OF OWN SHARES AND REDEMPTION OF SHARES

11.	(1)The directors may, in accordance with the Act, on behalf of the Company purchase,

redeem, or otherwise acquire any of the Company's own shares for such consideration as they consider fit, and may either cancel or hold such shares as treasury shares.

(2)	The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

(3)	The directors may redeem any such share at a premium.

(4)	The directors shall by resolution determine whether sections 60, 61, and 62 of the Act shall apply to the acquisition of shares.

(5)	Upon cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company.

12.	Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share or any interest in any fractional part of a share.

NOTICE OF TRUST

13.	No notice of a trust, whether expressed, implied or constructive, shall be entered in the register of members.

TRANSFER OF SHARES

14.	(1)Shares in the Company may be transferred by a written instrument signed by the transferor and containing the name and address of the transferee or such other manner or form and subject to such evidence as the directors shall consider appropriate.

(2)	The instrument of transfer shall be signed by the transferee if registration as a holder of the share imposes a liability to the Company on the transferee.

(3)	The instrument of transfer of a registered share shall be sent to the Company for registration.

15.	(1)The Company shall register a transfer of shares by entering the name of the transferee of the shares in the register of members, if the directors are satisfied.

(2)	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution:

(a)	to accept such evidence of the transfer of shares as they consider appropriate; and

(b)	that the transferee's name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

TRANSMISSION OF SHARES

16.	(1)The personal representative of a deceased member, the guardian of an incompetent member, or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share.

(2)	Such personal representative, guardian or trustee shall not be entitled to exercise any rights as a member of the Company until that person has proceeded in the manner set out below.

(3)	The production to the Company of any document which is evidence of:

(a)	a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or

(b)	the appointment of a guardian of an incompetent member; or

(c)	the trustee of a bankrupt member; or

(d)	any other documentation providing reasonable evidence of the applicants beneficial ownership of the shares,

shall be accepted by the Company.

(4)	If the deceased, incompetent member or bankrupt member is domiciled outside the

British Virgin Islands of the Company shall accept the documents referred to in sub-regulation (3) above, if such documents are issued by a foreign court which had competent jurisdiction in the matter.

(5)	For the purposes of establishing whether or not a foreign court had competent jurisdiction in the matter the directors may obtain appropriate legal advice.

(6)	The directors may also require an indemnity to be given by the personal representative, guardian, or trustee of the member.

17.	An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent, or bankrupt member and the directors shall treat it as such.

18.	Any person who has become entitled to a share in consequence of the death,

incompetence, or bankruptcy of any member may, instead of being registered himself,

request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

19.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

LIEN

20.	(1)The Company shall have a first and paramount lien on every share which has been registered in the name of a member, whether singly or jointly with any other person, for all the debts incurred before or after the notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not.

(2)	The Company's lien on a share shall extend to all dividends payable thereon.

(3)	The directors may at any time either generally, or in any particular case, waive any lien that has arisen or may declare any share to be wholly or in part exempt from the provisions of this regulation.

21.	The Company may sell, in such manner as the directors may by resolution determine, any share on which the Company has a lien, but no sale shall be made unless the sum in respect of which the lien exists is payable nor until the expiration of twenty one days after a notice in writing, demanding payment of the sum payable and giving notice of the intention to sell in default of such payment, has been served on the holder of the share for the time being.

22.	(1)The net proceeds of the sale by the Company of any share on which it has a lien shall be applied in or towards payment in respect of which the lien exists so far as the same is payable and any residue shall (subject to a like lien for debts or liabilities not payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale.

(2)	For giving effect to any such sale, the directors may authorise some person to transfer the share sold to the purchaser thereof.

(3)	The purchaser shall be registered as the holder of the share and he shall not be bound to see the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

MEETINGS OF MEMBERS

23.	The directors shall convene meetings of the members of the Company at such times and in such manner and place as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding no less than 30% of the votes of the issued voting shares in the Company.

24.	Seven days' notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the register of members of the Company and who are entitled to vote.

25.	A meeting of the members shall be deemed to have been validly held, notwithstanding that it is held in contravention of the requirement to give notice.

26.	Notice of the meeting is waived by an absolute majority in number of the members having a right to attend and vote at the meeting.

27.	The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received the notice, does not invalidate the meeting.

28.	A meeting of the members may on the application of a member or director of the

Company be ordered by the Court if:

(a)	it is impracticable to call or conduct a meeting of the members of a company in the manner specified in the Act or in these Articles; or

(b)	if it is in the interest of the members of the Company that a meeting of members is held.

PROCEEDINGS AT MEETINGS OF MEMBERS

29.	No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy of a majority of more than 50% of the voting shares.

30.	If, within half an hour from the time appointed for the meeting, a quorum is not present,

the meeting shall be dissolved.

31.	At every meeting the members present shall choose someone of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of shares entitled to vote and who is present at the meeting shall preside as chairman failing which the oldest individual person shall take the chair.

32.	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

33.	At any meeting, a resolution put to the vote shall be decided on a show of hands by a simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the chairman; or

(b)	by any member present in person, voting trustee, committee or by proxy and representing not less than one tenth of the shares entitled to vote.

34.	Unless a poll be so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact,

without proof of the number or proportion of the votes recorded in favour of or against such resolution.

35.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

36.	The demand for a poll may be withdrawn.

37.	In the case of an equality of votes, whether on a show of hands, or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded,

shall be entitled to a second or casting vote.

VOTES OF MEMBERS

38.	At any meeting of members whether on a show of hands or on a poll, every member entitled to vote and who is present in person, by a voting trustee, by a committee, or by proxy shall have one vote for every voting share of which he is the holder.

39.	A member may be represented at a meeting of members by a voting trustee, by a committee, or by proxy who may speak and vote on behalf of that member.

40.	A resolution which has been notified to all members and which has been approved by a majority in excess of 50% of the votes to those members in the form of one or more documents in writing or any telex, telegram, cable, or other written electronic communication shall forthwith, without the need for any notice, become effectual as a resolution of the members.

41.	If a committee shall be appointed for any member who is entitled to a vote and who is of unsound mind that member may vote by his committee.

42.	If two or more persons are jointly entitled to a share or shares and if more than one of such persons shall vote in person or by voting trustee or by or by committee or by proxy at any meeting of members, the vote of that person whose name appears first among such voting joint holders in the register of members shall alone be counted.

43.	The instrument appointing a proxy shall be in such form as the chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

44.	The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owners in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same.

45.	The chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven days of being so requested or the vote or votes cast by such proxy shall be disregarded.

46.	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

47.	A member of the Company shall be deemed to be present at a meeting of members if:

(a)	he participates by telephone or other electronic means; and

(b)	all members participating in the meeting are able to hear each other.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

48.	A corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

49.	An action that may be taken by members of the Company at a meeting of members may also be taken by a resolution of members consented to in writing, or by telex, telegram,

cable, or other written electronic communication without the need for any notice.

50.	A resolution consent to in writing may consist of several documents including electronic communication in like form each signed or assented to by one or more members.

DIRECTORS

51.	The number of the directors shall be not less than one nor more than fifteen.

52.	(1)The first director or directors shall be appointed by the first Registered Agent of the Company within such time after the date of incorporation of the Company as may be prescribed by law. Thereafter, the directors shall be elected by the directors or members who are entitled to vote for such period.

(2)	Where the Company has only one member who is an individual and that member is also the sole director of the Company, that sole member/director, may by instrument in writing, nominate a person who is not disqualified from being a director of the Company under the Act, as a reserve director of the Company to act in place of the sole director on the event of the death of the sole director/member.

(3)	The nomination of a person as a reserve director of the Company shall cease if:

(a)	before the death of the sole director/member who nominated him

(b)	he resigns as the reserve director; or

(c)	the sole member/director revokes the nomination in writing.

(d)	the sole member/director who nominated him ceases to be the sole member/director of the Company for any reason other than his death.

53.	The directors shall be removed by the directors or members.

54.	A person shall not be appointed as a director or be nominated as a reserve director of the

Company unless that person has consented in writing to be a director or to be a reserve director.

55.	The Company shall maintain a register of directors which shall contain:

(a)	the names and addresses of the persons who are directors of the

Company of the person who has been nominated as a reserve director of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company or who was nominated as a director of the Company;

(c)	the date on which each person named as a director or was nominated as a reserve director ceased to be a director of the Company or a reserve director of the Company, and

(d)	such other information as may be prescribed.

56.	Each director holds office until his successor takes office or until his earlier death,

resignation, or removal.

57.	A vacancy in the board of directors may be filled by a resolution of the directors or a resolution of the members who are entitled to vote.

58.	The office of director shall be vacated if the director:

(a)	is removed from office by a resolution of members;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	becomes of unsound mind, or of such infirm health as to be incapable of managing his affairs; or

(d)	resigns his office by a notice in writing to the Company; or

(e)	dies.

59.	(1)A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members.

(2)	A trustee of designated shares in the Company which are held under a Virgin

Islands Special Trust shall not be a director of the Company.

60.	(1)A director by writing under his hand deposited at the Registered Office of the

Company, may from time to time appoint another director or another person to be his alternate.

(2)	Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him.

61.	Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him.

62.	If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought, his alternate (if any) shall be entitled to signify approval of the same on behalf of that director.

63.	The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the director appointing him.

64.	A director by writing under his hand deposited at the Registered Office of the Company may at any time revoke the appointment of an alternate appointed by him.

65.	If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease.

66.	The directors may, by resolution, fix the emoluments of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such traveling, hotel, and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meeting of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

67.	A director who, by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary,

commission, participation in profits or otherwise) as shall be approved by resolution of the directors.

68.	The Company may pay to a director who at the request of the Company holds any office (including a directorship) in; or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission,

participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors.

69.	A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration or otherwise as the directors shall determine.

CONFLICT OF INTEREST

70.	(1)A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company.

(2)	A director may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them or of their number, directors or officers of such other company,

or voting or providing for the payment of remuneration to the directors or officers of such other company.

(3)	A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become a director or officer of such other company, and as such in any other manner is, or may be,

interested in the exercise of such voting rights in the manner aforesaid.

(4)	No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement, by reason of such director holding that office or of the fiduciary relationship thereby established.

(5)	The nature of a director's interest must be declared by him at the meeting of the directors at which the question of entering into the contract or arrangement is first taken into consideration, and if the director was not at the date of the meeting interested in the proposed contract or arrangement, or shall become interested in a contract or arrangement after it is made, he shall forthwith after becoming so interested, advise the Company in writing of the fact and nature of his interest.

(6)	A general notice to the directors by a director that he is a member of a special firm or company, and is to be regarded as interested in any contract or transaction which may, after the date of notice, be made with such firm or company shall (if such director shall give the same at a meeting of the directors, or shall take reasonable steps to secure that the same is brought up and read at the next meeting of the directors after it is given) be a sufficient declaration of interest in relation to such contract or transaction with such firm or company.

(7)	A director may be counted as one of a quorum upon a motion in respect of any contract or arrangement which he shall make with the Company, or in which he is so interested as aforesaid, and may vote upon such motion.

POWERS OF DIRECTORS

71.	The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

72.	The Board may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit,

and either collaterally with, or to the exclusion of, its powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

73.	The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors.

74.	Subject to the provisions of the Act, the directors may from time to time by power of attorney appoint any company, fine or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney to delegate all or any of the powers authorities and discretions vested in him.

75.	Any director who is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at Board meetings and of transacting any of the business of the directors.

76.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted,

endorsed or otherwise executed as the case may be, in such manner as the directors shall by resolution determine.

77.	The directors may exercise all of the powers of the Company to borrow money and to mortgage or charge its undertakings, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

78.	If the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the Board there shall be only one continuing director, he shall be authorised to act alone for the purpose of appointing another director.

PROCEEDINGS OF DIRECTORS

79.	(1)The meetings of the Board of Directors and any committee thereof shall be held at such place or places as the directors shall determine.

(2)	Any one or more directors may convene a meeting of directors.

80.	A director may at any time summon a meeting of the directors.

81.	A director shall be given no less than seven days' notice of a meeting of directors.

82.	If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

83.	The directors may elect a chairman of their meeting and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present at the time appointed for holding the same, the directors present may choose one of their number to be chairman for the meeting.

84.	The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.

85.	Questions arising at any meeting shall be decided by a majority of votes. In case of an equality in votes the Chairman shall have a second or casting vote.

86.	A meeting of the directors held in contravention of the notice requirement shall be valid if a majority of the directors entitled to vote at the meeting have waived notice of the meeting.

87.	The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, shall not invalidate the meeting.

88.	A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate a majority of the total number of directors. If the total number of directors is two, a meeting shall be duly constituted for all purposes with both directors.

89.	If within half an hour form the time appointed for the meeting a quorum is not present,

the meeting shall be dissolved.

90.	Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

91.	A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telex, telegram, cable or other written or electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for notice.

OFFICERS

92.	The directors of the Company may, by resolution, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer and such other officers as may from time to time be deemed desirable.

93.	The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors. In the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President; the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by law;

and the Treasurer to be responsible for the financial affairs of the Company.

94.	A person may hold more than one office and no officer need be a director or member of the Company. The officers. shall remain in the office until removed from office by the directors whether or not a successor is appointed.

95.	An officer who is a body corporate may appoint any person its duly authorized representative for the purpose of representing it and of transacting any of the business of the officers.

INDEMNITY

96.	Subject to the provisions of the Act and of any other statute for the time being in force every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage, or misfortune which may happen to, or be incurred by the Company in the execution of the duties of his office, or in relation thereto.

SEAL

97.	(1)The Company shall have a common seal an imprint of which shall be kept at the office of the registered agent of the Company.

(2)	The directors shall provide for the safe custody of the common seal of the

Company.

(3)	The common seal when affixed to any instrument except as provided herein, shall be witnessed by a director or such other person who is authorised from time to time by the directors to witness the application of the seal of the Company.

98.	The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS AND RESERVES

99.	The directors may, by resolution, declare a dividend.

100.	No dividend shall be declared and paid except out of surplus and unless the directors determine that immediately after the payment of the dividend

(a)	the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business; and

(b)	the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital.

101.	Dividends may be declared and paid in money, shares, or other property of the Company.

102.	In computing the surplus for the purpose of resolving to declare and pay a dividend, the directors may include in their computation the net unrealised appreciation of the assets of the Company.

103.	The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the surplus of the Company.

104.	Subject to the rights of the holders of shares entitled to special rights as to dividends, all dividends shall be declared and paid according to the par value of the shares in issue,

excluding those shares which are held by the Company as treasury shares at the date of declaration of the dividend.

105.	The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may think fit.

106.	If several persons are registered as joint holders of any share, any of them may give effectual receipt for any dividend or other monies payable on or in respect of the share.

107.	Notice of any dividend that may have been declared shall be given to each member and all dividends unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

108.	No dividend shall bear interest against the Company.

BOOKS AND RECORDS

109.	The Company shall keep such accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company.

110.	The Company shall keep minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members, and copies of all resolutions consented to by the directors, members, committees of directors, committees of officers and committees of members.

111.	The books, records, and minutes shall be kept at the Registered Office of the Company or at such other place as the directors may determine, and shall be open to the inspection of the directors at all times.

112.	(1) The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the books, records and minutes of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any book, record, minute or document of the Company except as conferred by law or authorised by a resolution of the directors.

(2)	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum of Association and the Articles of Association;

(b)	the register of members or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the

Registrar of Corporate Affairs in the previous 10 years.

(3)	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	notify the registered agent in writing of the change within such period of time as may be prescribed by law; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

(4)	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and resolutions of shareholders and classes of shareholders;

(b)	minutes of meetings and Resolutions of Directors and committees of directors; and

(c)	an impression of the Seal.

(5)	Where any original records referred to in this Regulations are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall within such period of time as may be prescribed by law, provide the registered agent with the physical address of the new location of the records.

(6)	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (No. 5 of 2001).

REGISTER OF CHARGES

113.	The Company shall keep at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each charge created by the

Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

AUDIT

114.	The directors may, by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

115.	The auditor may be a member of the Company but no director or officer shall be eligible to be an auditor of the Company during his continuance in office.

116.	Every auditor of the Company shall have a right of access at all times to the books of accounts and vouchers of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he may think necessary for the performance of his duties.

117.	The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the

Company's audited Profit and Loss Account and Balance Sheet are to be presented.

NOTICES

118.	Any notice, information, or written statement required to be given to members shall be served by air-mail service addressed to each member at the address shown in the register of members.

119.	All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the register of members, and notice so given shall be sufficient notice to all the holders of such shares.

120.	Any notice served by post shall be deemed to have been served within ten days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the Post Office.

PENSION AND SUPUPANNUATION FUND

121.	The directors may establish, maintain, or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation fund for the benefit of,

and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any directors, officers or any other persons who arc or were at any time in the employment or service of the Company or any company which is a subsidiary of the

Company or is allied to or associated with the Company or with any of its subsidiaries,

and to the wives, widows, families and dependents of any such persons. The Company may any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. All persons described above shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance, or emolument.

WINDING UP

122.	(1) The Company may voluntarily commence to wind up and dissolve by resolution of members or a resolution of directors.

(2)	If the Company shall be wound up, the Liquidator may, in accordance with a resolution of members or resolution of directors, divide amongst the members in specie or in kind the whole or any part of the assets of the Company and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.

123.	The Liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the Liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

ARBITRATION

124.	Whenever any difference arises between the Company on the one hand and any of the members, their personal representatives or assigns on the other hand touching the true intent and construction or the incidence or consequences of these presents or of the Act.

The parties agree to refer the same to a single arbitrator, or failing that, be referred to two arbitrators, one to be chosen by each of the parties and the arbitrators shall before entering on the reference appoint an umpire.

125.	If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting, or refuse to act) for ten days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

MERGER, CONSOSOLIDATION AND ARRANGEMENTS

126.	The Company may by resolution of members or resolution of directors, merge,

consolidate or arrange with other companies in the manner prescribed in the Act.

CONTINUATION

127.	The Company may by a resolution of members or resolution of directors, continue as a company incorporated under the laws of a jurisdiction outside the Virgin Islands.

We, the undersigned Registered Agent, CCS Management Limited of Sea Meadow House,

Blackburne Highway, Road Town, Tortola, British Virgin Islands, for the purpose of incorporating a BVI Business Company under the BVI Business Companies Act, hereby sign these Articles of Association the 23rd day of June, 2008.

Incorporator:

/s/ Viola Salomon

Viola Salomon
Authorised Signatory
CCS Management Limited
Sea Meadow House
Blackburne Highway
Road Town, Tortola
British Virgin Islands